UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 21, 2013

Met-Pro Corporation
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of in corporation)	001-07763 (Commission File Number)	23-1683282 (IRS Employer Identification No.)

160 Cassell Road, P. O. Box 144,
Harleysville, PA	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-723-6751

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2013, Met-Pro Corporation, a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CECO Environmental Corp., a Delaware corporation (“CECO”), Mustang Acquisition Inc. (“Merger Sub I”) and Mustang Acquisition II Inc.  (“Merger Sub II” and together with Merger Sub I, collectively, the “Merger Subs”), Delaware corporations which are direct wholly owned subsidiaries of CECO, providing for the merger of Merger Sub I with and into the Company, followed by the merger of the Company into Merger Sub II (collectively, the “Merger”), with Merger Sub II surviving the Merger as a wholly-owned subsidiary of CECO. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, but whether it so qualifies depends upon certain factors including the price of CECO Common Stock (as hereinafter defined) at the closing time. The Merger is expected to close on or before September 30, 2013.

At the effective time of the Merger (the “Effective Time”), each then issued and outstanding share of common stock of the Company (the “Company Common Stock”) other than certain excluded shares will be cancelled and converted into the right to receive, at the election of the holder, subject to an overall pro-ration mechanism, either: (i) a per share dollar amount equal to $13.75 without interest; or (ii) a number of shares of CECO common stock ("CECO Common Stock"), equal to a fraction (the “Exchange Ratio”), the numerator of which is $13.75 and the denominator of which is the volume-weighted average trading price as reported on the NASDAQ Global Market (the “VWAP Price”) of CECO Common Stock for the 15 consecutive trading days ending on the trading date immediately preceding the Closing Date of the Merger Agreement; provided, however if (x) if the VWAP Price is less than or equal to $10.17, then the Exchange Ratio shall be 1.3520 shares of CECO Common Stock for each share of Company Common Stock, and (y) if the VWAP Price is greater than or equal to $13.75, then the Exchange Ratio shall be 1.0000 shares of CECO Common Stock for each share of Company Common Stock. The net effect of this collar mechanism is that no further increase in the Exchange Ratio will be made if the CECO Trading price is less than $10.17 and no further decrease in the Exchange Ratio will be made if the CECO Trading price is greater than $13.75.

In the aggregate, elections for cash or CECO Common Stock are subject to pro-ration so that approximately 53% of the Company Common Stock will be exchanged for cash (which is capped at $110.2 million, less the amount of cash paid pursuant to the exercise of options to purchase Company Common Stock outstanding as of the Effective Time) and 47% for CECO Common Stock.

CECO’s obligation to complete the Merger is not subject to any financing contingency. CECO has obtained a debt financing commitment (the “Debt Commitment Letter”) with Bank of America, N.A., as administrative agent and as collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner, for senior secured financing facilities in the maximum aggregate amount of up to $125 million, consisting of a term loan facility and line of credit facility. The obligation to provide debt financing under the Debt Commitment Letter is subject to a number of customary closing conditions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger by the Company’s shareholders (the “Company Shareholders’ Approval”); (ii) approval of the issuance of the CECO Common Stock under the Merger Agreement by CECO’s shareholders (the “CECO Stockholders’ Approval”); and (iii) the effectiveness of the registration statement to be filed by CECO with respect to the CECO Common Stock to be issued in connection with the Merger. Each party’s obligation to consummate the Merger is subject to additional customary closing conditions. The Merger Agreement provides for the closing of the Merger to occur not later than September 30, 2013 subject to extension for regulatory reasons.

The Merger Agreement includes customary “no-shop” restrictions which prohibit the Company from soliciting alternative acquisition proposals from third parties. Notwithstanding this obligation, prior to the receipt of the Company Shareholders’ Approval, the Company may, under certain circumstances, furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Company’s board of directors reasonably believes could lead to a Superior Proposal.  A “Superior Proposal” is defined as a proposal to acquire at least 50% of the outstanding shares of Company Common Stock, assets, revenues or income of the Company on terms that the Company’s board of directors has determined in good faith is (i) more favorable to the Company’s shareholders from a financial point of view and (ii) reasonably capable of being consummated, taking into account all financial aspects and conditions to closing.

Under certain circumstances before the receipt of the Company Shareholders’ Approval, and subject to the Company’s payment to CECO of the Company Termination Fee (as hereinafter defined) described below, the board of directors of the Company may withdraw or qualify its recommendation in favor of the Merger or approve or recommend a Superior Proposal. The Merger Agreement contains “match rights,” which require the Company to negotiate with CECO and consider in good faith any amendment to the terms of the Merger Agreement proposed by CECO for a specified period before the board of directors of the Company takes any of the forgoing actions.

The Merger Agreement may be terminated: (i) by the mutual written agreement of the parties; (ii) by the Company or CECO if the Merger has not occurred on or before September 30, 2013 (subject to extension by mutual agreement and for regulatory reasons); (iii) by either the Company or CECO if Company Shareholders’ Approval or CECO Stockholders' Approval is not obtained; (iv) by CECO if the Company breaches any representation, warranty or covenant in the Merger Agreement, after an opportunity to cure in some cases; (v) by the Company if CECO or Merger Subs breaches any representation, warranty or covenant in the Merger Agreement, after an opportunity to cure in some cases; or (vi) by the Company’s board of directors in order to accept and enter into a definitive agreement with respect to a Superior Proposal.

Under certain circumstances specified in the Merger Agreement, the Company may be required to pay CECO a termination fee of $6,740,000 (the “Company Termination Fee”) including in the event that (i) the Company’s board of directors changes its recommendation in favor of the Merger, (ii) the Company’s board of directors fails to recommend against any publicly disclosed third party tender or exchange offer, (iii) the Company, prior to the receipt of the Company Shareholders’ Approval, terminates the Merger Agreement to accept and enter into a Superior Proposal or (iv) (A) an alternative acquisition proposal is made to the Company or otherwise becomes publicly known, (B) either party terminates the Merger Agreement because the Company’s shareholders do not approve the Merger Agreement at the relevant shareholders meeting and (C) within one year after termination of the Merger Agreement the Company consummates an alternative acquisition proposal made prior to such termination.

Under certain circumstances specified in the Merger Agreement, CECO will be required to pay the Company a reverse termination fee of $10,365,000 (the “CECO Termination Fee”) including in the event that CECO fails to close the Merger primarily on account of a breach of its covenants, representations or warranties with respect to obtaining financing for the Merger.  Each party also has certain specific performance rights as set forth in the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of CECO and Merger Subs. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain disclosures made to CECO and Merger Subs not reflected in the text of the Merger Agreement, (c) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

In connection with the execution of the Merger Agreement, on April 21, 2013, Icarus Investment Corp., Phillip DeZwirek and Jason DeZwirek, stockholders of CECO holding an aggregate of approximately 26% of CECO Common Stock, entered into a Voting Agreement with the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, Icarus Investment Corp. and Messrs. Phillip DeZwirek and Jason DeZwirek have each agreed to vote all shares of CECO Common Stock in favor of the issuance by CECO of shares of CECO Common Stock to be issued in connection with the closing of the Merger and any other action required to consummate the Merger that may be submitted to a vote of the stockholders of CECO.  They also have granted a proxy to the Company to vote their respective shares in such manner, and have agreed not to engage in open market sales of such shares for a period of 180 days following the closing of the Merger Agreement.

A copy of the Voting Agreement is attached hereto as Exhibit 10cx and is incorporated herein by reference.  The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Merger Agreement and the transactions contemplated thereby, the board of directors of the Company authorized the amendment of Rights Agreement (the “Second Amendment”), dated as of April 21, 2013, by and between the Company and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agent”), dated as of January 6, 2000 (the “Rights Agreement”), as amended on December 11, 2009 (the “First Amendment”). The Second Amendment impacts the Company's Preferred Shares Purchase Rights (as such term is defined in the Rights Agreement) associated with the Common Stock.  Terms used but not defined in this Item 3.03 shall have the meanings ascribed to such terms in the Rights Agreement.

The Second Amendment provides, among other matters, that (i) none of CECO, Merger Subs or any of their respective Affiliates or Associates shall be, become or be deemed an "Acquiring Person" by virtue of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger, and (ii) no (A) Stock Acquisition Date, (B) Triggering Event, (C) Distribution Date, (D) Section 11(a)(ii) Event or (E) Section 13 Event shall be deemed to have occurred by reason of the approval, execution, delivery, announcement or performance of the Merger Agreement or  consummation of the transactions contemplated thereby, including the Merger. The Second Amendment also provides that the Rights Agreement and the Rights established thereby will terminate in all respects immediately prior to the Effective Time.

The Rights Agreement, including the form of Rights Certificate, is included as Exhibits 1 and 2 to the Company's Registration Statement on Form 8-A, filed with the SEC on January 7, 2000 and is incorporated herein by reference.  The First Amendment to Rights Agreement, dated as of December 11, 2009, by and between the Company and the Rights Agent is included as Exhibit 4(b) to the Company's Current Report on Form 8-K, filed with the SEC on December 17, 2009 and is incorporated herein by reference.

The foregoing description of the Rights Agreement, the First Amendment and the Second Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits, including the Second Amendment which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Plan

On April 21, 2013, the Company adopted a Severance Plan for U.S. Employees (the “ Severance Plan”). The Severance Plan provides that if an eligible employee’s employment with the Company is involuntarily terminated by the Company through no fault of the employee (such as job elimination, consolidation of departments, reorganization, etc.), the employee will generally be entitled to receive a lump-sum severance payment based on his or her “Years of Service” (as defined in the Severance Plan).  The severance payment will be equal to one week of such eligible employee’s then current hourly wage or base pay, as the case may be, for employees with less than six months Years of Service to 12 weeks of such compensation for 20 years or more of Years of Service. The payment is subject to satisfying various conditions.

Eligible executives and officers are entitled to receive a severance payment equal to a minimum of four months of his or her then current base pay, plus an additional week for every “Year of Service”, but in no event shall the severance payment exceed 6 months of the executive’s or officer’s current base pay. Except upon a Change of Control (as defined), the Severance Plan may be amended or terminated at any time, and in the event of a Change of Control, such as the Merger, the Severance Plan may not amended or terminated for twelve months.

Amendment to Stock Option Agreements

On April 21, 2013, the Company’s board of directors approved an amendment to outstanding stock option agreements to provide for the acceleration of vesting and the cash out of outstanding stock options at a price of $13.75 per share (less the exercise price and any required withholdings) at the time of and subject to closing of the Merger.

The foregoing summary descriptions of the Severance Plan and the amendment to the Company’s stock option agreements are qualified in their entirety, respectively, by reference to the actual provisions of the Severance Plan, which is attached hereto as Exhibit 10cv and incorporated herein by reference, and the form of amendment to the stock option agreement which is attached hereto as Exhibit 10cw and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 22, 2013, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by CECO.  In connection with the proposed Merger, the Company and CECO will file with the SEC a prospectus/proxy statement and relevant documents concerning the proposed Merger. The definitive prospectus/proxy statement will be mailed to the shareholders of the Company in advance of the special meeting.  BEFORE MAKING ANY VOTING DECISIONS, SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROSPECTUS/PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.  Shareholders may obtain a free copy of the prospectus/proxy statement and any other relevant documents filed by the Company and CECO with the SEC (when available) at the SEC’s website at www.sec.gov, at the Company’s Investor Relations website at: http://www.met-pro.com/investor-relations, or by directing a request to Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438, Attention: Investor Relations , or call (215) 723-6751 or email at mpr@met-pro.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval.  This communication is not a substitute for the prospectus/proxy statement the Company and CECO will file with the SEC. Investors in the Company or CECO are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents that will be filed by the Company and CECO with the SEC will be available free of charge at the SEC’s website at www.sec.gov, or by directing a request when such a filing is made to Met-Pro Corporation, 160 Cassell Road, Harleysville, Pennsylvania 19438, Attention: Investor Relations, or call (215) 723-6751 or email at mpr@met-pro.com; or to CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations. A final prospectus/proxy statement will be mailed to the Company’s shareholders and stockholders of CECO.

Participants in the Solicitation

The Company and its directors, executive officers, certain other members of management, and certain employees may, under applicable SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed Merger.  Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2013 annual meeting  previously filed with the SEC.   More detailed information regarding persons who may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger will be set forth in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed Merger. Each of these documents is, or will be, available for free at the SEC’s website at www.sec.gov, at the Company’s Investor Relations website at: http://www.met-pro.com/investor-relations, or upon request directed to Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438, Attention: Investor Relations, or call (215) 723-6751 or email at mpr@met-pro.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor created thereby. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. These statements reflect management’s current views with respect to future events and are subject to known and unknown risks and uncertainties, which may cause actual results to differ significantly from the results discussed in the forward-looking statements, including: (a) the failure to timely consummate, or to consummate at all, the proposed Merger, which may adversely affect the Company’s business and the price of its stock; (b) the diversion of management time from the Company’s ongoing operations; (c) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including termination under certain specified circumstances that could require the Company to pay the Company Termination Fee to CECO; (d) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; (e) the inability to complete the Merger due to the failure to obtain shareholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of regulatory approvals related to the Merger; (f) risks that the proposed Merger disrupts current plans and operations and the potential impact on employee retention; (g) the effect of the announcement of the pendency of the Merger on the Company’s business relationships, operating results, and business generally; (h) the amount of the costs, fees, expenses and charges related to the Merger; and (i) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC.  Additional information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Except as required by law, the Company expressly disclaims any obligation to publicly revise any forward-looking statements contained in this Form 8-K to reflect the occurrence of events after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits
Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 21, 2013, by and between Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II Inc.
4.1	Amendment No. 2 to Rights Agreement, dated as of April 21, 2013, by and between Met-Pro Corporation and American Stock Transfer and Trust Company, LLC
10cv	Severance Plan for U.S. Employees
10cw	Letter Agreement re Amendment to Stock Option Terms
10cx	Voting Agreement, dated as of April 21, 2013, by and between Met-Pro Corporation, Icarus Investment Corp., Phillip DeZwirek and Jason DeZwirek
99.1	Met-Pro Corporation Press Release, dated April 22, 2013
___
* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013	MET-PRO CORPORATION

	By:	/s/Raymond J. De Hont
Raymond J. De Hont
Chief Executive Officer and President

.Exhibit Index

2.1*	Agreement and Plan of Merger, dated as of April 21, 2013, by and between Met-Pro Corporation, CECO Environmental Corp., Mustang Acquisition Inc. and Mustang Acquisition II Inc.
4.1	Amendment No. 2 to Rights Agreement, dated as of April 21, 2013, by and between Met-Pro Corporation and American Stock Transfer and Trust Company, LLC
10cv	Severance Plan for U.S. Employees
10cw	Letter Agreement re Amendment to Stock Option Terms
10cx	Voting Agreement, dated as of April 21, 2013, by and between Met-Pro Corporation, Icarus Investment Corp., Phillip DeZwirek and Jason DeZwirek
99.1	Met-Pro Corporation Press Release, dated April 22, 2013
___
* The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.